[Letterhead]

                     CONSENT OF SUTHERLAND, ASBILL & BRENNAN

     We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A for IDEX Fund (File No. 2-95237). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               /s/  Sutherland, Asbill & Brennan

                                               SUTHERLAND, ASBILL & BRENNAN

Washington, D.C.
February 27, 1996